                                                                     EXHIBIT 5.1


                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046




November 9, 1999

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

Re:   Registration Statement on Form S-4
      RELATING TO COMMON STOCK, $1.00 PAR VALUE, OF THERMO ELECTRON CORPORATION

Dear Sirs:

         I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as its counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-4 (the "Registration Statement"), of up to 1,800,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), pursuant to an Agreement and Plan of Merger by and among the Company, Thermo TerraTech Inc. and TTT Acquisition Corporation, dated as of October 19, 1999, which provides for the merger of TTT Acquisition Corporation with and into Thermo TerraTech Inc., with Thermo TerraTech Inc. surviving the merger as a wholly owned subsidiary of the Company.

         I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

         2. The issuance of the Shares as contemplated in the Registration Statement has been duly authorized by the Company.

         3. The Shares, when issued in accordance with the provisions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,


                                                   /s/ Seth H. Hoogasian
                                                   ----------------------
                                                   Seth H. Hoogasian
                                                   General Counsel